Exhibit 10.8


                              CONSULTING AGREEMENT
                              --------------------

     Consulting Agreement (this "Agreement"), dated as of December 16, 2005, by and among NCT Group, Inc., a Delaware corporation ("NCT"), Artera Group, Inc., a Delaware corporation and wholly-owned subsidiary of NCT ("Artera"), Spyder Technologies Group, LLC, a Connecticut limited liability company ("Consultant"), and Jonathan Parrella, Consultant's current President ("Principal").

                                   WITNESSETH:
                                   ----------

     WHEREAS, Artera wishes to retain Consultant and Principal to act as consultants to Artera on the terms and conditions set forth herein, and Consultant and Principal wish to be so retained; and

     WHEREAS, NCT, Artera and Consultant wish to memorialize certain agreements among them regarding intellectual property;

     NOW THEREFORE, in consideration of the premises and the mutual promises herein made, the parties hereto agree as follows:

     1. Consulting Relationship.

         1.1 Appointment. Consultant shall serve as a consultant to Artera for the Consulting Term (as defined below). Principal shall perform on behalf of Consultant the computer and data processing services set forth in Schedule A hereto.

         1.2 Duties. Principal shall devote a substantial portion of his business time to insure best efforts in the performance of Consultant's duties hereunder and to the business and affairs of Artera, and Consultant and Principal shall use their best efforts to preserve the goodwill associated with Artera's business. In the performance of Consultant's provision of computer and data processing services hereunder, Principal shall report directly to Artera's Chief Operating Officer.

         1.3 Compliance. Consultant and Principal shall duly, faithfully and punctually perform and observe any and all rules and regulations that Artera may now or shall hereafter establish governing the conduct of its business.

         1.4 Consulting Term. The term of this Agreement (the "Consulting Term") shall commence on the date hereof and shall continue until such time as either Artera or Consultant terminates this Agreement, with or without cause, upon thirty days' written notice to the other. In addition, Artera shall have the right to terminate this Agreement at any time, upon ten days' written notice to Consultant, in the event that Principal is no longer an officer or employee of Consultant or otherwise performing under this Agreement on Consultant's behalf.


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     2. Compensation.

         2.1 Consulting Fee. Artera shall pay to Consultant for the services to be rendered by Principal on behalf of Consultant hereunder during the Consulting Term consulting fees in the amount of $365.00 per day (or the pro rata portion thereof which Principal shall have worked, based on an eight hour work day) (the "Consulting Fee") for worked performed on such day. Consultant shall submit semi-monthly invoices for such Consulting Fees, and such Consulting Fees shall be paid semi-monthly (one invoice period in arrears) and otherwise in accordance with Artera's normal payment procedures. Any business time devoted by Principal on behalf of Consultant in furtherance of any other agreement between Artera and Consultant, such as any master distributor, reseller or finder agreement, shall not be applicable to the determination of the number of hours worked by Principal in the performance of Consultant's duties under this Agreement, or the Consulting Fee payable, on any given day.

         2.2 Expenses. In the event that Consultant incurs reasonable travel or other reasonable out-of-pocket business expenses in connection with its services hereunder which are authorized in advance by Artera's Chief Operating Officer, Consultant shall be reimbursed therefor upon submission of documentation to Artera.

     3. Consultant Inventions.

         3.1 Assignment. Subject to the terms and conditions of this Agreement, Principal hereby irrevocably assigns, conveys, sells, grants and transfers to NCT and agrees to assign, convey, sell, grant and transfer to NCT, its successors and assigns all of his rights, title and interest of every kind and character throughout the world, including moral rights, in and to any and all Consultant Inventions (as defined below) to the full extent of his ownership or interest therein; including, without limitation, all federal, state, foreign, statutory and common law and other rights in patents, copyrights, moral rights, trademarks, trade secrets, know-how, design rights and all intellectual property and proprietary rights therein; all domestic and foreign intellectual property applications and registrations therefor (and all divisions, continuations, continuations-in-part, reexaminations, substitutions, reissues, extensions and renewals of such applications and registrations, and the right to apply for any of the foregoing); all goodwill associated therewith; all rights to causes of actions and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Consultant Inventions. Upon NCT's reasonable request, Consultant and Principal will promptly take such actions including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of NCT in and to the Consultant Inventions. In the event NCT is unable, after reasonable effort, to secure the signature of Consultant or Principal on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to a Consultant Invention, for any reason whatsoever, Consultant and Principal hereby irrevocably designate and appoint NCT and its duly authorized officers and agents as Consultant's and Principal's agents and attorneys-in-fact to act for and on Consultant's and Principal's behalf to execute and file any

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such application or applications and to do all other lawfully  permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by Consultant and Principal.

     As used in this Agreement, "Consultant Inventions" shall mean all improvements, inventions, discoveries, developments, designs, formulae, processes, techniques, computer programs (source and object codes), know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Consultant or Principal, either alone or jointly with others, prior to the date of this Agreement that (a) relate to or are or can be made useful in the current business, products or services (whether marketed or in development) of Artera, (b) relate to or are or can be made useful in telecommunication services or computer software for increasing the speed of, or reducing the bandwidth required for, documents, text, images, voice or other data when transmitted electronically over communication networks or lines, including data sent to or received from the Internet or (c) result from use of premises, facilities or Proprietary Information (as defined below) or assets owned, leased or contracted for by Artera or by NCT or its subsidiaries or affiliates (NCT and such subsidiaries and affiliates, collectively, "Affiliates").

         3.2 Consultant and Principal Representations and Indemnification. Consultant and Principal each hereby represents to NCT that, other than Principal, no person has any rights, title and interest of any kind and character whatsoever throughout the world, including moral rights, in and to any and all Consultant Inventions. Consultant and Principal shall indemnify and hold harmless NCT, Artera and the Affiliates from and against any and all causes of action, lawsuits, debts, damages, claims and demands, including attorneys' fees and expenses of defense in any of the foregoing, arising out of or relating to any assertion by any person of any rights, title and interest of any kind and character whatsoever throughout the world, including moral rights, in and to any and all Consultant Inventions.

         3.3  Payment.  As payment for the assignment of the rights  pursuant to
Section 3.1 above and subject to the limitations set forth in this Section 3.3 below, Artera will pay to Principal a quarterly fee (the "Royalty Fee") of two percent (2%) of Net Revenues (as defined below) received from the targeted Internet advertising delivery system and subscription-free Internet accelerator offering, currently known as the "Rev The Web" service. As used in this Agreement, "Net Revenues" shall mean all quarterly operating revenues received by Artera (to which it is anticipated NCT will grant a license to utilize the Consultant Inventions) or any Affiliate from any "Rev The Web" service, that, at the applicable time, utilizes any Consultant Inventions, less all quarterly commissions, other revenue sharing arrangements and similar direct selling costs payable in connection with the distribution of such service; provided, however, that "Net Revenues" shall not include (a) any revenues received from an Affiliate or from Artera (i.e., intercompany payments) or (b) any revenues received by Artera or any Affiliate from the sale or other disposition of the business assets of the "Rev The Web" service or any equity interest in the entity that owns such assets. Notwithstanding the foregoing, no Royalty Fee shall be paid or accrued for any quarter to the extent such Royalty Fee would exceed 50% of Net Profits. As used in this Agreement, Net Profits shall mean the excess, if any, of Net Revenues over net quarterly expenses incurred in connection with the distribution of the "Rev the Web" Service

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(including  depreciation  and other non-cash  expenses) but not including income taxes.

         4. Proprietary Information and Artera Inventions. Consultant and Principal recognize that Artera has been, is and will be engaged in a continuous program of research, development, experimentation and production respecting its business and technology.

     Consultant and Principal represent that Consultant's and Principal's relationship with Artera will not violate any other employment, non-competition or confidentiality agreement or other obligation Consultant or Principal may have to any employer or other person or entity, that Consultant and Principal have obtained all necessary approvals to perform Consultant's and Principal's consultancy hereunder, and that Consultant and Principal will adhere to all policies, procedures, rules and regulations of any other employer or other person in performing Consultant's and Principal's obligations hereunder.

     Consultant and Principal understand that:

     A. As part of Consultant's and Principal's relationship with Artera, Consultant and Principal may make new technical contributions and inventions of value to Artera.

     B. Consultant's and Principal's consultancy creates a relationship of confidence and trust between them and Artera with respect to any information applicable to the business or technology of Artera and applicable to the business or technology of any client, customer, distributor, licensee, affiliate or co-venturer of Artera, which may be made known to Consultant or Principal by Artera or by any such person, or learned by Consultant or Principal during the period of Consultant's consultancy.

     C. In consideration of Consultant's consultancy and the compensation received by Consultant from Artera pursuant to Section 2 above (and by Principal from Consultant) from time to time, Consultant and Principal hereby agrees as follows:

          (1) All Proprietary Information (as defined below) shall be the sole property of Artera and its assigns, and Artera and its assigns shall be the sole owner of all patents, copyrights, trademarks and other rights in connection therewith. Subject to Section 3 above with respect to Consultant Inventions, Consultant and Principal hereby assign to Artera any rights Consultant or Principal may have or acquire in all Proprietary Information. At all times, during Consultant's consultancy with Artera and after its termination, Consultant or Principal will not disclose to anyone outside of Artera or use for its or his own benefit any Proprietary Information without the prior written consent of Artera, except as may be necessary in the ordinary course of performing Consultant's and Principal's duties as an advisor to Artera.

          As used in this Agreement, "Proprietary Information" shall mean information that Artera or any of the Affiliates possesses and will in the future possess that has been, or will be, created, discovered, developed or acquired by Artera or any of the Affiliates, or has become or will become otherwise known to Artera or any of the Affiliates (including,

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     without  limitation,  information  created,  discovered,  developed or made known by Consultant or Principal to Artera (or any of the Affiliates) or to Consultant or Principal by Artera (or any of the Affiliates) during the period of or arising out of Consultant's consultancy with Artera), and in which property rights have been or will be assigned or otherwise conveyed to Artera, which information has or will have actual or potential economic value in the business in which Artera is engaged. By way of illustration, Proprietary Information includes but is not limited to trade secrets, processes, formulae, data, know-how, discoveries, developments, designs,
     improvements,    inventions,   techniques,   licenses,   marketing   plans,
     strategies,   budgets,   projections,   unpublished  financial  statements,
     forecasts,   computer   programs   (source  and  object  codes),   software
     documentation, customer lists, supplier lists, prices and costs.

          (2) In the event of the termination of Consultant's consultancy with Artera for any reason, Consultant and Principal will deliver to Artera all documents or other materials of any description or any reproduction of any description containing any, or relating to any, Proprietary Information.

          (3) Consultant and Principal agree that for a period of two years following termination of services to Artera, neither Consultant nor Principal will entice, induce or solicit employees of Artera to leave its employ.

          (4) Consultant and Principal agree to disclose promptly to Artera any Artera Inventions (as defined below). Any Artera Inventions shall be the sole property of Artera and its assigns, and Artera and its assigns shall be the sole owner of all patents and other rights in connection therewith. Consultant and Principal hereby assign to Artera any and all rights, title and interest Consultant and Principal may have or acquire in all Artera Inventions. Consultant and Principal further agree as to all Artera Inventions to execute all necessary documents and otherwise provide proper assistance (but at Artera's expense), during and subsequent to Consultant's and Principal's consultancy, to obtain and from time to time enforce patents, copyrights, trademarks and other rights and protections relating to the Artera Inventions in any and all countries, as Artera may desire, together with any assignments thereof to Artera or persons designated by it. Artera shall compensate Consultant and Principal at a reasonable rate for the time actually spent by Consultant and Principal at Artera's request on such assistance following termination of Consultant's consultancy. In the event Artera is unable, after reasonable effort, to secure the signature of Consultant or Principal on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Artera Invention, for any reason whatsoever, Consultant and Principal hereby irrevocably designates and appoints Artera and its duly authorized officers and agents as Consultant's and Principal's agent and attorney-in-fact to act for and on Consultant's and Principal's behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by Consultant and Principal.

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          As  used  in  this  Agreement,  "Artera  Inventions"  shall  mean  all improvements,  inventions,  discoveries,  developments,  designs, formulae,
     processes,   techniques,  computer  programs  (source  and  object  codes), know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Consultant or Principal, either alone or jointly with others, during the period of Consultant's and Principal's consultancy that (a) relate to or are or can be made useful in the current business, products or services (whether marketed or in development) of Artera, (b) relate to or are or can be made useful in telecommunication services or computer software for increasing the speed of, or reducing the bandwidth required for, documents, text, images, voice or other data when transmitted electronically over communication networks or lines, including data sent to or received from the Internet, (c) result from Consultant's and Principal's consultancy with Artera, or (d) result from use of premises, facilities or Proprietary Information or assets owned, leased or contracted for by Artera or by any of the Affiliates.

          (5) Consultant and Principal represent that Consultant and Principal do not possess confidential information arising out of any other employment or consultancy which, in Consultant's and Principal's best judgment, would be utilized in connection with Consultant's and Principal's engagement by Artera. If, in spite of the previous sentence, Consultant or Principal should find that confidential information belonging to any other employer or business with which Consultant or Principal has consulted or been employed might be usable in connection with Artera's business, Consultant and Principal will not intentionally disclose to Artera or use on its behalf any confidentia1 information belonging to any former employer or business with which Consultant or Principal has consulted or been employed; but during Consultant's engagement by Artera, Consultant and Principal will use in the performance of Consultant's and Principal's duties information which is generally known and used by persons with training and experience comparable to Consultant's and Principal's own and all information which is common knowledge in the industry or otherwise legally in the public domain.

          Artera, Consultant and Principal understand that this Section 4 does not apply to inventions for which no equipment, supplies, facility or Proprietary Information of Artera was used and which were developed entirely on Consultant's or Principal's own time.

          5. Exclusivity and Covenant Not to Compete. During the Consulting Term and for a period of twelve months after the termination of any consulting or subsequent employment relationship between Consultant or Principal and Artera, Consultant and Principal will not, without Artera's prior express written consent, (a) engage in any employment, consulting or other business relationship with any other person or entity whose business is similar to Artera's business nor will Consultant or Principal, for the benefit of any person or entity other than Artera or an Affiliate, engage in any research, development or other activity relating to any product or technology similar or relating to those being studied, researched, developed, produced, marketed or sold by Artera prior to or as of the date of termination of any consulting or subsequent employment relationship between Consultant or Principal and Artera or (b) recruit or solicit any employee of Artera, or otherwise induce such employee: (i) to leave the employment of Artera;

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     or (ii) to become an employee or otherwise be associated with Consultant or
     Principal or any company or business with which Consultant or Principal is or may become associated in competition with Artera.

          6. Remedies. Consultant and Principal acknowledge and agree that Artera's remedy at law for any breach of any of Consultant's or Principal's obligations under Section 4 and/or Section 5 hereof would be inadequate, and agree and consent that temporary and/or permanent injunctive relief or specific performance, as applicable, may be granted in any proceeding which may be brought to enforce any provision of Section 4 and/or Section 5 hereof, without the necessity of proof of actual damage, and, furthermore, Artera may recover from Consultant and Principal all costs and reasonable attorneys' fees incurred as a result of a breach of, and in the enforcement of, Section 4 and/or Section 5 hereof.

          7. Independent Contractor Status.

               7.1 Independent Contractor. Consultant and Artera acknowledge and agree that Consultant is being retained as an independent contractor, and that Consultant shall be responsible for determining the manner and means by which Consultant performs the duties and responsibilities assigned to Consultant under this Agreement. Nothing in this Agreement shall be construed to make Consultant or Principal an employee or agent of Artera, to entitle Consultant or Principal to receive the benefits of any employee benefit plan of Artera, or to create a joint venture or partnership among the parties. Consultant shall not make an unauthorized representation or warranty concerning the products or services of Artera or commit Artera to any agreement or obligation without the express authorization of Artera's Chief Operating Officer.

               7.2 Taxes. No payroll or employment taxes of any kind shall be withheld or paid with respect to payments to Consultant. Consultant shall be responsible for the payment of all taxes, including but not limited to any income, sales or use tax, levied with respect to the services provided hereunder by Consultant.

               7.3 Insurance. No workers' compensation insurance has been or will be obtained by Artera on account of Consultant or Principal.

               7.4 Indemnification. Consultant agrees to indemnify Artera and the Affiliates against, and to defend and hold Artera and the Affiliates harmless from, any liabilities, claims, costs or expenses (including reasonable attorneys' fees) which may be made against Artera and the Affiliates, or incurred by Artera and the Affiliates, by reason of the performance by Consultant of Consultant's responsibilities under this Agreement.

     8. Enforceability. The failure of NCT or Artera at any time or from time to time to require performance of any of Consultant's or Principal's obligations under this Agreement shall in no manner affect NCT's or Artera's right to enforce any provision of this Agreement at a subsequent time, and the waiver by NCT or Artera of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

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     9. Binding  Effect.  The terms and  provisions of this  Agreement  shall be binding upon Consultant,  Principal, NCT and Artera, and their respective heirs,
executors,  administrators,   successors  and  permitted  assigns.  The  parties
acknowledge and agree that the Affiliates that are not signatories to this Agreement may enforce the rights granted to NCT and Artera hereunder.

     10. Assignment.

          10.1 Assignment by Consultant or Principal. This Agreement may not be assigned by Consultant or Principal without the written consent of NCT and Artera, which consent shall not be unreasonably withheld.

          10.2 Assignment by NCT or Artera. This Agreement may not be assigned by NCT or Artera without the written consent of Consultant and Principal, which consent shall not be unreasonably withheld, except that this Agreement may be assigned by NCT or Artera (without the consent of Consultant or Principal) to
(a) any Affiliate, (b) any person or entity that acquires all or substantially all of the assets of NCT or Artera, respectively, or of the business unit(s) of NCT or Artera, respectively, then utilizing any Consultant Inventions or (c) any person or entity with or into which NCT or Artera, respectively, is consolidated or merged; provided, however, that any such assignment shall be subject to the terms and conditions of this Agreement and NCT or Artera, as applicable, shall deliver to Consultant a written acknowledgement to that effect from the assignee.

          10.3 Successors-In-Interest. The benefits under this Agreement shall inure to the benefit of the respective successors-in-interest of the parties hereto.

     11. Governing Law. This Agreement is being delivered and shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Connecticut applicable to agreements made and to be performed wholly within such jurisdiction. Consultant and Principal hereby irrevocably agree that any suit, action or other legal proceeding arising out of this Agreement or any of the transactions contemplated hereby may be brought in any Connecticut or United States Federal Court located in the State of Connecticut.

     12. Notices. All notices under this Agreement shall be in writing and shall be deemed duly given upon delivery by hand, by fax, by recognized commercial courier or by certified mail (return receipt requested), in each case with postage or delivery charges pre-paid, as follows:

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         (i)    If to Consultant or Principal:

                Spyder Technologies Group, LLC
                147 Leffingwell Avenue
                Waterbury, CT 06710
                Attn:  Jonathan Parrella
                Facsimile:  203-454-3094

         (ii)   If to NCT or Artera:

                NCT Group, Inc./Artera Group, Inc.
                20 Ketchum Street
                Westport, CT 06880
                Attention: Chief Financial Officer
                Facsimile:  203-226-4338

or to such other address or to such persons as NCT or Artera, on the one hand, or Consultant or Principal, on the other, shall have last designated by written notice to the other party.

     13. Severability. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

     14. Survival. The terms of Sections 3, 4, 5, 6 and 11 shall survive the termination of this Agreement.

     15. Miscellaneous.

          15.1 Entire Agreement; Release. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and there are no representations or understandings between the parties except as provided herein. The parties acknowledge and agree that any and all prior agreements, arrangements and understandings among the parties with respect to the subject matter hereof, including, but not limited to, the arrangement pursuant to which Spyder has provided to Artera technical consulting services pertaining to Artera Turbo (the "Prior Consulting Arrangement"), are hereby terminated and shall be of no further force or effect. In addition, Consultant, for itself and its successors and assigns, hereby irrevocably and unconditionally releases NCT, Artera, the Affiliates and the officers, directors, stockholders, employees and agents of all thereof from any and all obligations, liabilities, damages, claims and expenses now or hereafter existing that arise out of or relate to the Prior Consulting Arrangement. For sake of clarity, that certain Non-Disclosure

Agreement, dated as of October 24, 2002, between Artera and Spyder (the "Non-Disclosure Agreement") shall remain in full force and effect. Principal shall be subject to all of the provisions of the Non-Disclosure Agreement that are applicable to Consultant thereunder, and neither Consultant nor Principal may terminate the Non-Disclosure Agreement or the obligations described therein during the Consulting Term.

          15.2 Amendment. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

          15.3 Waiver. To the extent that, pursuant to Section 5 of the Non-Disclosure Agreement, the written consent of Artera is required for the consummation of the transactions set forth in this Agreement, Artera hereby grants such consent.

          15.4 Third-Party Licenses. The parties acknowledge and agree that this Agreement shall in no way affect the rights and obligations of Artera pursuant to that certain License Agreement, dated as of June 4, 2002, between NCT Group, Inc. and Artera (as amended, if applicable) and that certain License Agreement, dated as of June 4, 2002, between Midcore Software, Inc. and Artera (as amended, if applicable).


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, in multiple counterparts, on the date first above written.

   NCT GROUP, INC.                           ARTERA GROUP, INC.


   By: /s/  Cy E. Hammond                    By: /s/  Cy E. Hammond
       -----------------------------------       -------------------------------
        Cy E. Hammond                             Cy E. Hammond
        Sr. V.P. & Chief Financial Officer        Treasurer

   SPYDER TECHNOLOGIES GROUP, LLC            PRINCIPAL:


   By: /s/  Jinathan Parrella                     /s/  Jonatahn Parrella
       -----------------------------------       -------------------------------
        Jonathan Parrella                         Jonathan Parrella
        President


                        ---------------------------------

To the extent that the waiver of rights of NCT Group, Inc. pursuant to Section 5.2(a)(iii) of that certain License Agreement, dated as of June 4, 2002, between NCT Group, Inc. and Artera Group, Inc. is required for the consummation of the transactions set forth in Section 3 of the foregoing Consulting Agreement, NCT Group, Inc. hereby grants such waiver, effective as of the date of the foregoing Consulting Agreement.

NCT GROUP, INC.


By:  /s/  Cy E. Hammond
     -----------------------------------
      Cy E. Hammond
      Sr. V.P. & Chief Financial Officer

To the extent that the waiver of rights of Midcore  Software,  Inc.  pursuant to
Section 5.2(a)(iii) of that certain License Agreement, dated as of June 4, 2002, between Midcore Software, Inc. and Artera Group, Inc. is required for the consummation of the transactions set forth in Section 3 of the foregoing Consulting Agreement, Midcore Software, Inc. hereby grants such waiver, effective as of the date of the foregoing Consulting Agreement.

MIDCORE SOFTWARE, INC.


By:  /s/  Cy E. Hammond
     -----------------------------------
     Cy E. Hammond
     Treasurer

                                                                      Schedule A
                                                                      ----------

                             DESCRIPTION OF SERVICES
                             -----------------------


1.   Programming of product interfaces

2.   Development and maintenance of web based applications and web sites

3.   Graphic design and development

4. Development and maintenance of ad server demographic interfaces and skin delivery platforms

5.   Development and delivery of customized customer product builds

6. Development and maintenance of program for tracking product language translations



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